SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

XTO ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10662	75-2347769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 Houston Street, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

(817) 870-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On May 3, 2004, XTO Energy Inc. issued a news release announcing the purchase of long-lived producing properties in the Permian Basin of West Texas and in the Powder River Basin of Wyoming from ExxonMobil Corporation for a total agreed purchase price of $336 to $341 million. The adjusted price at closing totaled $331 to $336 million. The purchase price is subject to typical post-closing adjustments, as well as adjustments related to property performance over the following year. A portion of the initial bank borrowings used to fund these acquisitions is expected to be repaid from cash flow from operations and the future sale of common stock.

The Company’s internal engineers estimate long-lived proved reserves to be about 38 million barrels of oil equivalent, 82% of which are proved developed. The Company believes additional reserves may exist through future development of Powder River coal bed methane (CBM). ExxonMobil will retain a 6.25% overriding royalty interest in the CBM reserves. The acquisitions will initially add about 6,600 barrels of oil equivalent per day. The Company will operate more than 80% of the value of these properties.

A copy of the news release is filed as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibit is filed as part of this Current Report of Form 8-K:

Exhibit Number and Description

99.1	News Release dated May 3, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTO ENERGY INC.

Date: May 6, 2004	By:	/s/ Bennie G. Kniffen
Bennie G. Kniffen
Senior Vice President and Controller

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